Exhibit 10.2

FORM OF

RESTRICTED STOCK AWARD AGREEMENT

Granted by

EUREKA HOMESTEAD BANCORP, INC.

under the

EUREKA HOMESTEAD BANCORP, INC.

2020 EQUITY INCENTIVE PLAN

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2020 Equity Incentive Plan (the “Plan”) of Eureka Homestead Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan and related prospectus have been provided or made available to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (the “Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1. Name of Participant:______________________

2. Date of Grant:______________________

3.	Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award:______________________
4.	Vesting Schedule. Except as otherwise provided in the Plan and this Agreement, this Restricted Stock Award first becomes earned in accordance with the vesting schedule specified herein.

The Restricted Stock granted under this Agreement shall vest in [number (#)] equal annual installments, with the first installment vesting on the first anniversary of the date of grant, or [date], and succeeding installments on each anniversary thereafter, through [date], subject to accelerated vesting under Sections 8 and 10 of this Agreement.  To the extent the Restricted Stock awarded are not equally divisible by the number of vesting periods, any excess Restricted Stock shall vest on [date].

Vesting will automatically accelerate pursuant to Sections 2.5 and 4.1 of the Plan (in the event of death, Disability or Involuntary Termination at or following a Change in Control).

5.Grant of Restricted Stock Award.

The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be either registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock, or registered in the name of, and delivered to, the Participant.  Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock.  The Restricted Stock awarded to the Participant will not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

6.	Terms and Conditions.
6.1	The Participant will have the right to vote the shares of Restricted Stock awarded hereunder on matters that require shareholder vote.
6.2

Any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award will be retained and distributed to the Participant within thirty (30) days after the Restricted Stock vests.  If the Restricted Stock does not vest, the Participant will forfeit the dividends.  Any stock dividends declared and paid with respect to shares of Stock subject to this Restricted Stock Award will be issued to the same restrictions and the same vesting schedule as the underlying share of Restricted Stock on which  the dividend was declared.

7.	Delivery of Shares.

Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.Change in Control.

8.1	In the event of the Participant’s Involuntary Termination at or following a Change in Control, all shares of Restricted Stock under this Agreement held by the Participant will become fully vested.

8.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

9.Adjustment Provisions.

This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

10.Effect of Termination of Service on Restricted Stock Award.

10.1This Restricted Stock Award will vest as follows upon a Termination of Service:

(i)	Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested shares of Restricted Stock subject to this Agreement will vest.
(ii)	Disability. In the event of the Participant’s Termination of Service by reason of Disability, any unvested shares of Restricted Stock subject to this Agreement will vest.
(iii)	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all shares of Restricted Stock subject to this Agreement that have not vested will expire and be forfeited.
(iv)

Other Termination.  In the event of the Participant’s Termination of Service for any reason other than due to death, Disability, Cause or an Involuntary Termination at or following a Change in Control, all shares of  Restricted Stock subject to this Agreement that have not vested as of the date of the Termination of Service will expire and be forfeited.

11.Miscellaneous.

11.1

This Restricted Stock Award will not confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
11.3	The shares of Restricted Stock subject to this Agreement are not transferable prior to the time the shares vest.
11.4	This Restricted Stock Award will be governed by and construed in accordance with the laws of the State of Louisiana.

11.5

This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

11.6	This Restricted Stock Award is subject to any required federal, state and local tax withholding that may be effected in the manner determined by the Company.
11.7

Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate.

11.7	This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this document to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.

EUREKA HOMESTEAD BANCORP, INC.

By:
Its:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan.  The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.

PARTICIPANT